UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2007

UNITED RETAIL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-19774 (Commission File Number)	51-0303670 (IRS Employer Identification Number)

365 West Passaic Street Rochelle Park, NJ (Address of Principal Executive Offices)	07662 (Zip Code)

(201) 845-0880
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.           Entry into a Material Definitive Agreement.

Merger Agreement

On September 10, 2007, United Retail Group, Inc., a Delaware corporation (the “Company”), Redcats USA, Inc., a Delaware corporation (“Redcats”), and Boulevard Merger Sub, Inc., a newly formed Delaware corporation and a wholly owned subsidiary of Redcats (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which (i) Merger Sub will commence a cash tender offer (the “Offer”) to purchase all of the issued and outstanding shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), together with the associated rights pursuant to the Company’s Rights Agreement (as defined below), at a price per share equal to $13.70, net to the sellers in cash (the “Offer Price”), and (ii) following the consummation of the Offer, Merger Sub will merge with and into the Company (the “Merger”), pursuant to which each outstanding share of Common Stock will be converted into the right to receive the Offer Price, except for those shares held by the Company, Parent or Merger Sub, and other than those shares with respect to which appraisal rights are properly exercised.

Redcats agreed that Merger Sub would commence the Offer as promptly as reasonably practicable after the date of the Merger Agreement and in any event within 15 business days after the date of the Merger Agreement, and the Offer will remain open for at least 20 business days.  The obligation to accept for payment and pay for the shares of Common Stock tendered in the Offer is subject to customary conditions, including, among other things: (1) the tender of a majority of the total number of outstanding shares of Common Stock, on a fully diluted basis, (2) the expiration or termination of any waiting period (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (3) the absence of injunctions prohibiting the Offer or the Merger, (4) the accuracy of the representations of the Company, subject to certain materiality exceptions, (5) compliance in all material respects with covenants of the Company, and (6) absence of a material adverse effect on the Company since August 4, 2007.

In the Merger Agreement, the Company granted to Redcats and Merger Sub an irrevocable option (the “Merger Option”) to purchase, at a per share price equal to the Offer Price, shares of Common Stock equal to the number of shares of Common Stock that, when added to the number of shares of Common Stock owned by Redcats and Merger Sub immediately following consummation of the Offer, equals one share more than 90% of the shares of Common Stock then outstanding on a fully diluted basis. The Merger Option is exercisable only after Redcats and Merger Sub own at least 80% of the outstanding shares of Common Stock, and is not exercisable if the number of shares of Common Stock that would need to be issued exceeds the number of authorized but unissued shares of Common Stock.

The Merger Agreement contains customary representations, warranties and covenants of the parties.  The Company has also agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire the Company and to certain restrictions on its ability to respond to such proposals.  The Merger Agreement also includes customary termination provisions and provides that, in connection with the termination of the Merger Agreement under specified circumstances, the Company will be required to pay Redcats a termination fee of $5,850,000 plus expenses of up to $1,000,000.  Specifically, among others, in the event the Company follows certain procedures upon receipt of an unsolicited takeover proposal that the Company’s Board of Directors reasonably determines constitutes a Superior Proposal (as defined in the Merger Agreement), the Company may terminate the Merger Agreement to accept the Superior Proposal.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to this report and is incorporated in this report by reference.

Tender Agreement

Concurrently with the execution of the Merger Agreement, Raphael Benaroya, the Company’s Chairman of the Board, President and Chief Executive Officer, entered into a Share Tender Agreement, with Parent, Merger Sub and the Company (the “Tender Agreement”).  Pursuant to the Tender Agreement, Mr. Benaroya has agreed to tender in the Offer all shares of Common Stock beneficially owned by him no later than ten business days after commencement of the Offer.  The Tender Agreement will automatically terminate upon the termination of the Merger Agreement in accordance with its terms.

The shares of Common Stock currently owned by Mr. Benaroya, exclusive of options and restricted stock, represent in the aggregate approximately 15% of the currently outstanding shares of Common Stock.  A copy of the Tender Agreement is attached as Exhibit 10.1 to this report and is incorporated herein by reference. The foregoing description of the Tender Agreement does not purport to be complete and is qualified in its entirety by reference to the Tender Agreement.

Rights Agreement Amendment

In connection with the Merger Agreement, the Tender Agreement and the transactions contemplated thereby, on September 10, 2007, the Company and Continental Stock Transfer & Trust Company, a New York banking corporation (the “Rights Agent”) entered into Amendment (the “Amendment”) to the Rights Agreement, dated as of September 14, 1999 by and between the Company and the Rights Agent (the “Rights Agreement”) to exempt the Merger Agreement, the Tender Agreement and the transactions contemplated thereby from the Rights Agreement.

The Amendment (i) excludes Redcats, Merger Sub and their associates and affiliates, from the definition of “Acquiring Person” under the Rights Agreement; (ii) makes each of (a) the approval, execution or delivery of the Merger Agreement or the Tender Agreement, (b) the public or other announcement of the Merger Agreement, the Tender Agreement, or any of the transactions contemplated by the Merger Agreement (including the Offer and the Merger) or the Tender Agreement, or (c) the consummation of the Offer, the Merger, or any of the transactions contemplated by the Merger Agreement (including the Offer and the Merger) or the Tender Agreement, an Exempt Event; (iii) excludes an Exempt Event from the definition of Section 11(a)(ii) Event and Section 13 Event; (iv) prohibits a Stock Acquisition Date from occurring as a result of an Exempt Event; (v) prohibits a Distribution Date from occurring as a result of an Exempt Event; and (vi) terminates the Rights Agreement as of the effective time of the Merger Agreement.

The Amendment further provides that if for any reason the Merger Agreement is terminated in accordance with its terms, then the Amendment shall be of no further force and effect, and the Rights Agreement shall remain exactly the same as it existed before the execution of the Amendment.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 4.1, and the terms of which are incorporated herein by reference.

Amendments to Employment Agreements

Concurrently within the execution of the Merger Agreement, Mr. Benaroya, George Remeta, the Company’s Vice Chairman of the Board and Chief Administrative Officer, and Kenneth Carroll, the Company’s Senior Vice President, General Counsel and Secretary, agreed to amendments of their existing employment agreements with the Company. These amendments were required by Redcats as a condition to its willingness to enter into the Merger Agreement. The amendments are effective as of, and subject to, the completion of the Offer.

In order to facilitate the transactions contemplated by the Merger Agreement and accommodate Redcats’ desire to have Messrs. Benaroya, Remeta and Carroll remain in the employ of the Company following the completion of the Offer, Mr. Benaroya has agreed to remain employed for between one and two years (as determined by Redcats) following the completion of the Offer, Mr. Remeta has agreed to remain employed for one year following the completion of the Offer, and Mr. Carroll has agreed to remain employed for 90 days following the completion of the Offer. In addition, as more fully described below, each of Messrs. Benaroya, Remeta and Carroll have agreed that a portion of the severance to which they otherwise would have been entitled under their existing employment agreements had their employment been involuntarily terminated immediately following the completion of the Offer will be conditioned upon their continued employment during those periods. Further, Mr. Benaroya has agreed to extend the term of the noncompetition/nonsolicitation provisions in his agreement to 36 months as compared to the 18 month period contained in his existing employment agreement. During the employment periods described above, each of the executives will be entitled only to (i) base salary at existing contract levels (without any increase in the cost of living as provided in the existing employment agreements), and (ii) employee benefits consistent with what they currently receive; during the post-Offer employment period required by Redcats, the executives will not be entitled to receive any other forms of compensation, including equity or cash incentive awards (other than the bonus payments described below). Furthermore, pursuant to the amendments, the executives have waived their right to severance if they voluntarily terminate their employment within a short period following a change in control of the Company as provided in their existing employment agreements.

Under the amendments, in exchange for the benefits described below, the executives have waived their right to receive certain severance payments and other benefits to which they would have been entitled under their existing employment agreements promptly following certain qualifying terminations of employment (i.e., termination of the executives without “cause” or termination by the executives following material breach of the agreement by the Company). Instead of such rights to severance and benefits, each of the executives will receive a payment upon the completion of the Offer ($3.5 million in the case of Mr. Benaroya, $2.4 million in the case of Mr. Remeta, and $1,079,163 in the case of Mr. Carroll). Also, instead of such rights, Mr. Benaroya and Mr. Remeta will be paid an annual bonus ($600,000 for each of two years in the case of Mr. Benaroya and $800,000 for one year in the case of Mr. Remeta) during their continued employment and Mr. Carroll will be paid an amount equal to $539,582 at the end of his 90-day employment period. These payments are conditioned upon the continued employment of the executives, provided that the amounts will be paid in the event of termination of the executives without "cause" (as defined in the agreements and, as applicable, as modified in part to exclude a breach of the noncompetition/nonsoliciation provisions) or termination by the executives following material breach of the amended agreement by the Company.

Pursuant to Mr. Benaroya’s existing employment agreement and as permitted by the Merger Agreement, Mr. Benaroya has elected, effective as of September 10, 2007, to draw the base salary at the existing contract level, which salary, as previously disclosed in the Company’s proxy statement for its 2007 Annual Meeting, was voluntarily being drawn at a lower rate.

The foregoing description of the amended employment agreements does not purport to be complete and is qualified in its entirety by reference to each individual’s amended employment agreement, which amendments are filed as Exhibits 10.2, 10.3 and 10.4 to this report and incorporated herein by reference.

Supplemental Retirement Savings Plan

Pursuant to the existing terms of the Supplemental Retirement Savings Plan, the Company’s Board of Directors has adopted a resolution that, in regard to amounts thereunder that are attributable to compensation deferrals that were earned and vested before January 1, 2005 (i.e., those not subject to the deferred compensation taxation provisions of section 409A of the Internal Revenue Code), neither the Offer nor the Merger will constitute a "change in control" within the meaning of the plan, such that such amounts need not be distributed upon closing of the transactions.  The Company has also adopted an amendment to the plan that permits participants, with respect to such amounts, to make an election, on or before December 31, 2007 in accordance with section 409A of the Internal Revenue Code, to provide for the payout of such amounts either upon separation from service or at a date certain (as elected by the participant) not earlier than January 1, 2008.  The foregoing description of the amendment to the Supplemental Retirement Savings Plan does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.5 to this report and incorporated herein by reference.

Item 2.02.           Results of Operation and Financial Condition.

On September 11, 2007, the Company issued a press release regarding the Company’s financial results for the second quarter of fiscal 2007.  A copy of the press release is furnished herein as Exhibit 99.2.

Use of Non-GAAP Financial Measures

The comparable store sales mentioned in the press release refer to those stores that were open for at least 12 months. A store that is relocated within the same shopping center or mall is considered comparable.  However, if the store is relocated elsewhere, it is considered a new store and not comparable.  A store that is expanded or contracted is still comparable, i.e., the sales from the remodeled store are considered comparable.  Stores that are closed are not considered comparable.  The comparable store sales calculation is not adjusted for changes in the store sales return reserve.  Management uses percentage changes in comparable store sales as a measure of sales trends.  Online sales are not included in comparable store sales.

Furthermore, the Company has provided non-GAAP adjusted net income and earnings per diluted share information for the three months and six months ended August 4, 2007 in the press release, in addition to providing financial results in accordance with generally accepted accounting principles.  The supplemental information reflects, on a non-GAAP, adjusted basis, the Company’s net income and earnings per diluted share based upon a normalized tax rate of 39.0%.  The supplemental non-GAAP financial information is provided to enhance the reader’s overall understanding of the Company’s financial performance.  The non-GAAP financial information should be considered in addition to, not as a substitute for or as being superior to, net income, earnings per share or other measures of financial performance prepared in accordance with GAAP.  A reconciliation of this non-GAAP financial information to GAAP amounts is included in a supplemental table at the end of the press release.

Item 3.02.           Unregistered Sale of Equity Securities.

The information included in Item 1.01 regarding the Merger Option is incorporated into this Item 3.02 by reference.  The Merger Option was issued without registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

Item 3.03.           Material Modification to Rights of Security Holders.

See description of “Rights Agreement Amendment” under Item 1.01 above.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See description of “Amendments to Employment Agreements” and “Supplemental Retirement Savings Plan” under Item 1.01 above.

Item 8.01.           Other Events.

On September 11, 2007, the Company and Redcats issued a joint press release regarding the execution of the Merger Agreement.  A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01.           Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, by and between United Retail Group, Inc., Redcats USA, Inc. and Boulevard Merger Sub, Inc., dated as of September 10, 2007*
4.1	Amendment to Rights Agreement, by and between United Retail Group, Inc. and Continental Stock Transfer & Trust Company, dated as of September 10, 2007
10.1	Share Tender Agreement, by and between Redcats USA, Inc., Boulevard Merger Sub, Inc., the Company and Raphael Benaroya, dated as of September 10, 2007
10.2	Amendment to Employment Agreement, by and between United Retail Group, Inc., Redcats USA, Inc. and Raphael Benaroya, dated as of September 10, 2007
10.3	Amendment to Employment Agreement, by and between United Retail Group, Inc., Redcats USA, Inc. and George Remeta, dated as of September 10, 2007
10.4	Amendment to Employment Agreement, by and between United Retail Group, Inc., Redcats USA, Inc. and Kenneth Carroll, dated as of September 10, 2007
10.5	Second Amendment to the Amended and Restated United Retail Group Supplemental Retirement Savings Plan, dated as of September 10, 2007
99.1	Press Release, issued by United Retail Group, Inc. and Redcats USA, Inc., dated September 11, 2007
99.2	Press Release, issued by United Retail Group, Inc., dated September 11, 2007

__________________________

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The registrants hereby undertake to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

Important Information

The tender offer described herein has not commenced.  This announcement and the description contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of United Retail Group.  At the time the tender offer is commenced, a wholly owned subsidiary of Redcats USA, Inc. intends to file a Tender Offer Statement on Schedule TO containing an offer to purchase, forms of letters of transmittal and other documents relating to the tender offer, and United Retail Group intends to file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer.  Redcats USA, Inc.'s wholly-owned subsidiary and United Retail Group intend to mail documents to the stockholders of United Retail Group.  These documents will contain important information about the tender offer that should be read carefully before any decision is made with respect to the tender offer.

Stockholders of United Retail Group will be able to obtain a free copy of these documents (when they become available) and other documents filed by United Retail Group or Redcats USA, Inc. with the Securities and Exchange Commission (the "SEC") at the website maintained by the SEC at www.sec.gov.

In addition, stockholders will be able to obtain a free copy of these documents (when they become available) from United Retail Group by contacting United Retail Group at 365 West Passaic Street, Rochelle Park, New Jersey 07662, attention: Investor Relations.

Cautionary statement regarding forward-looking statements

The above portion of this Report contains certain brief forward-looking statements concerning United Retail Group's operations and performance.

United Retail Group cautions that any forward-looking statements are summary in nature, involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond United Retail Group's control. Accordingly, United Retail Group's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. The following factors, among others, could affect United Retail Group's actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this Report or otherwise made by management: threats of terrorism; war risk; shifts in consumer spending patterns, consumer preferences and overall economic conditions; the impact of competition and pricing; variations in weather patterns; fluctuations in consumer acceptance of United Retail Group's products; changes in the ability to develop new merchandise; store lease expirations; increases in interest rates; the ability to retain, hire and train key personnel; risks associated with the ability of United Retail Group's manufacturers to deliver products in a timely manner; political instability and other risks associated with foreign sources of production; increases in fuel costs; the timing and completion of an all cash tender offer for the outstanding shares of United Retail Group; the ability to complete the tender offer and subsequent merger on the terms contemplated; and the anticipated impact of the acquisition on United Retail Group's operations and financial results.

The reports filed by United Retail Group with the SEC, including United Retail Group's report on Form 10-Q for the fiscal quarter ended August 4, 2007, United Retail Group's report on Form 10-Q for the fiscal quarter ended May 5, 2007 and United Retail Group's report on Form 10-K for the fiscal year ended February 3, 2007 contain additional information on these and other factors that could affect United Retail Group's operations and performance.

United Retail Group does not intend to update the forward-looking statements contained in the above portion of this Report, which should not be relied upon as current after today's date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 12, 2007

UNITED RETAIL GROUP, INC.

By:	/s/ George R. Remeta
George R. Remeta
Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, by and between United Retail Group, Inc., Redcats USA, Inc. and Boulevard Merger Sub, Inc., dated as of September 10, 2007*
4.1	Amendment to Rights Agreement, by and between United Retail Group, Inc. and Continental Stock Transfer & Trust Company, dated as of September 10, 2007
10.1	Share Tender Agreement, by and between Redcats USA, Inc., Boulevard Merger Sub, Inc. the Company and Raphael Benaroya, dated as of September 10, 2007
10.2	Amendment to Employment Agreement, by and between United Retail Group, Inc., Redcats USA, Inc. and Raphael Benaroya, dated as of September 10, 2007
10.3	Amendment to Employment Agreement, by and between United Retail Group, Inc., Redcats USA, Inc. and George Remeta, dated as of September 10, 2007
10.4	Amendment to Employment Agreement, by and between United Retail Group, Inc., Redcats USA, Inc. and Kenneth Carroll, dated as of September 10, 2007
10.5	Second Amendment to the Amended and Restated United Retail Group Supplemental Retirement Savings Plan, dated as of September 10, 2007
99.1	Press Release, issued by United Retail Group, Inc. and Redcats USA, Inc., dated September 11, 2007
99.2	Press Release, issued by United Retail Group, Inc., dated September 11, 2007

_____________________

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrants hereby undertake to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.